Exhibit 99.1

VSEA/Applied Integration FAQs

Question	Answer
What about my U.S. 401(k) Plan?

Prior to the close, we expect that there will be no change to your 401(k) plan. You will be able to continue your contributions, receive the employer match, repay loans and access your funds as is now provided for in your plan. It is anticipated that at some point after the acquisition is complete, you will begin participation in the Applied plan. Applied provides automatic enrollment, a dollar for dollar match for the first 3% of pay that an employee contributes to the plan and fifty cents for every dollar on the next 3% of pay for a total of 4.5% fully vested match. Both Applied and Varian use Fidelity to provide services to the plan so access to both accounts may be familiar. More details and specific information will be forthcoming.

What happens to my Varian stock? Will I get Applied stock?

The answer varies depending on the type of stock compensation and from which stock Plan they were granted. Vested options granted under the Amended and Restated Omnibus Stock Plan and all unvested stock options generally will be assumed and converted into Applied options on substantially equivalent terms, with the exercise price and number of shares adjusted to reflect the merger. Unvested restricted stock will be assumed and converted into a right to receive cash equal to the per share merger consideration. All assumed unvested awards will continue to vest based on continued employment with Applied. Vested options granted under Varian’s 2006 Stock Incentive Plan generally will be converted into cash equal to the difference between the merger consideration and the exercise price of such options. If you are a recipient of a stock compensation grant, you will receive specific details when we get closer to close.

Will employee compensation and benefits be comparable?

As a guiding principle, Applied’s standard practice is to integrate new employees into our programs as soon as practical after the close of the acquisition. There are some differences, but generally employees should expect similar and competitive compensation and benefits package offered by Applied. An employee welcome and orientation package (to be received closer to the estimated closing period) will provide a detailed summary of Applied benefits in each location.

Why does this acquisition make sense for Applied and Varian?

Applied and Varian are both companies that share a focus on product innovation, customer satisfaction and operational excellence. Varian’s leading technology in ion implant and materials modification products complements Applied’s successful wafer fabrication equipment offerings and will extend Applied’s reach in this area. The combination of the companies’ technologies and teams will help the world’s leading chip makers solve the increasing challenges of increasing transistor complexity. Varian’s technology also has potential applications in Applied’s adjacent markets including solar, display and LED. In addition to Varian’s technology, the acquisition also brings Applied strong management, technical talent and a legacy of excellence in customer service, which will enhance Applied’s well-established global infrastructure.

What is the timeline?

The timing of the close of the transaction is subject to satisfaction of customary conditions, including regulatory review and approval by Varian’s shareholders. As we know more about timing, it will be shared.

Question	Answer
Are there parts of Varian’s business that will bring enhancements to Applied?

Varian is an excellent company, with a leading position in a large and strategic market, a history of innovation, an excellent management and technical team, strong customer relationships, a strong customer support organization, and potential applications in emerging applications.  Together we believe we can provide even better solutions to our customers more effectively and efficiently than before.

What will you do to assure a successful integration?

Applied and Varian will be organizing integration teams to work toward a smooth transition after the transaction closes, using a tested process that has worked well for past Applied acquisitions. The integration team will do all it can to allow you to continue to focus on your work and the business by addressing barriers and issues as they arise, and work to minimize disruptions. You’ll be hearing more details about the work of the integration team in the weeks and months ahead.

What can I do to help with a successful integration?

Becoming one company after close takes all of us working together to make effective decisions and identify opportunities for us to learn from each other to become a better combined company. During the time between the announcement and close, we are two separate companies and you should continue to focus on your work supporting Varian’s ongoing business success. As we work through integration plans, we want you to share your ideas and be open to considering new ways of doing things. Finally, communicate with your manager and your leadership team through the feedback channels that already exist and those that they will establish.

When will we hear more about key announcements?	Your management team will keep you updated as additional information becomes available.

What is Applied like as a company? How is it different than Varian?

You can begin to get a sense of Applied by visiting www.amat.com and reviewing the “About” section. Applied and Varian are organizations that share a focus on innovation, customer experience and operational excellence.  We look forward to sharing more with you about Applied as we prepare for the close of the acquisition.

Will Varian be a separate independent business of Applied, or will it be combined with another part of the organization?

Varian will operate as a business unit within Applied’s largest business segment, Silicon Systems Group (SSG). Soon after close, it is expected that Varian’s support functions, such as Finance, HR, Services and IT, will become part of Applied’s existing comparable organizations.

Will all Varian employees be joining Applied

Yes, we look forward to welcoming all Varian employees at close.  Varian is a well-run company with strong management, technology, and customer service.  Our priority will be to preserve these strengths. It is important to us to ensure continuity in innovation and operations and we believe Varian employees will be instrumental in the future success of the business, both in ion implantation and new markets.

After close, will my job at Varian change?

It is important to us to ensure continuity in innovation and operations, but at this time, the organizational design for the combined groups has not yet been finalized. However, for the most part, and for most employees, your job with Applied will be the same as it has been with Varian.

Will Varian employees have a new manager?

As we work through the integration, we will collaborate with the Varian leadership team to best determine how to structure the organization.  For the most part, we expect changes to be minimal and most employees will continue to report to their same manager.

Question	Answer
Will employees be transferred to new locations or will the current operations be maintained?

Varian will continue to be based in Gloucester, MA. We expect that most employees will remain in their current location. In the future, it is possible that some employees could be offered a new opportunity within Applied and such a move could involve relocation.

What will happen to active projects and current or planned initiatives?	We will continue to operate as separate companies until the close. Decisions regarding the status of current initiatives will be made after the closing.

What happens to my medical plan and what does Applied offer for this benefit?

If this acquisition closes in the coming months, we anticipate that you will continue your current health plan through the end of calendar year 2011. Our expectation is that you would transition to Applied health plans for calendar year 2012. Applied offers comprehensive health plan choices that are generally competitive in the market place and comparable to Varian’s health plan.

What will happen to my vacation and sick leave?

Within the U.S., Applied has a Personal Time Off (PTO) policy, which is a comprehensive time off program used for vacation, sick and personal days. All U.S. Applied employees accrue hours each pay period based on years of service which will include service with Varian. As part of the planning process, we will be looking at options for transitioning U.S. Varian employees into the Applied PTO system.  Outside the US, we will recognize your years of service with Varian and look at options for transitioning to Applied programs in each country, consistent with local practice and requirements.

Will my years of service with Varian be recognized?

Yes. Each employee’s years of service with Varian, as recorded by Varian, will be recognized by Applied for those benefits that vest according to service such as service awards, paid time off accruals and other benefits.

Will Varian employees’ base pay change?

We do not anticipate changes to base pay for Varian employees. Both organizations have similar pay philosophies and target markets for pay. We anticipate going through a process of mapping Varian jobs to Applied jobs, including corresponding pay ranges, which in most cases are expected to be similar to those used by Varian. In addition, all Applied employees are eligible to participate in a bonus program.

What type of training will Varian employees be asked to take?

Applied will evaluate in detail the training already taken by Varian employees and, where appropriate, will credit Varian employees for equivalent training where they have already been certified. Applied specific training will be made available following the close of the transaction. In addition, Varian employees will have access to the wide variety of training and development resources available to Applied employees.

Will there be any further consultations about this transaction with employees?	Yes, where required by local law and practice.

Where can I go to get more information? Will my manager be informed of information?

Keep in mind, we are still two separate companies.  We will be as open as we can be through this pre-close and integration period. Your manager has access to the same information you do and can help you review the information as it becomes available. Much of our important planning work is to come, which we will do as quickly as possible and with care about critical decisions. We know it can be difficult to wait for answers.  As information becomes available, it will be shared with you and your manager.

Question	Answer
May I contact Applied employees directly about the acquisition or a project?

Not at this time. There are many U.S. Securities and Exchange Commission (SEC) and Federal Trade Commission (FTC) restrictions we need to follow. Until close, Varian and Applied need to operate as separate companies and any interaction needs to be limited to the integration teams. We ask that any request for contact be reviewed and approved by Tom Baker; no other contact is permitted. Once the acquisition is finalized, there will be many opportunities for collaboration with your new colleagues.

Is there an update on when the acquisition will be final? How long will integration take after the acquisition is final?

The acquisition is currently under review by the Antitrust Division of the U.S. Department of Justice and similar bodies in other countries where our two companies do business.  The timing of the close of the acquisition depends on their reviews, possible requests for additional information, as well as Varian shareholder approval.    The Applied and Varian integration teams, comprised of members from both companies, have started preliminary integration planning around key business processes (such as HR, IT and Finance) and will be working closely together over the coming months to ensure that Varian processes are understood and effectively transitioned after close. However, detailed plans are yet to be made and actual integration activities will not take place until after the close. Post-close, the business integration is expected to take 12 months or more.

How different is the culture at Applied compared to Varian?

Applied and Varian are both companies that share a focus on product innovation, customer satisfaction and operational excellence. Naturally with similar business aspirations, many aspects of the two cultures are similar. However, every company is unique, and we will need to learn how to work together effectively to continue to grow our combined business. Understanding each company’s culture and operating processes is one part of our integration planning and we will be able to share more as this work develops.

Will we keep our existing Varian internal systems to perform our jobs (for example, Lotus Notes)?

In the short term, yes. We are on similar platforms in many areas, but we anticipate there will be a transition to Applied systems over time. The Varian and Applied IT groups will develop a plan to ensure minimal disruption so you can remain focused on your work.

If all Varian employees are joining Applied, what happens in the case of job redundancy?

We look forward to welcoming Varian employees to Applied. The talent of Varian employees is vital to ensuring business continuity during integration, as well as for the future growth and success of the combined business. We expect the business integration to take 12 months or more. If we identify overlapping positions, Applied has processes, policies and programs in place to help employees find new internal opportunities.  In instances where an employee doesn’t find an internal position, Applied offers severance packages and transition and outplacement services. Keep in mind that our merger is about market share growth for both Varian and Applied, and our integration focus will be growing in our core businesses and in new and adjacent markets.

Will all Varian contractors and temporary employees be joining Applied?

At close, we anticipate we will continue current work contracts for existing Varian contractors and temporary workers in alignment with Applied’s policies and guidelines. One step in a successful integration is business continuity, and Applied, like Varian, views contingent workers as one important part of its business strategy.

Question	Answer
Will I keep my current Varian job or will I have other opportunities within Applied?

After close, it is important to ensure continuity in innovation and operations, so the majority of employees will continue their current work. Over time, combining the two companies may provide new career opportunities for employees to explore.

How will the acquisition affect my career path?

As our companies come together, it is likely that there will be opportunities within the larger, more diverse company. Applied has a strong employee development philosophy. We want employees to have fulfilling careers at Applied, which is why we value career development and have processes and programs in place to support that objective.

How will annual bonuses be treated for fiscal year 2011 (FY11) for those employees who currently participate in a Varian incentive plan?

Varian remains a separate company until after the close and will continue “business as usual” with its scheduled processes. Varian will continue its FY11 bonus plans and if the transaction closes prior to the end of the Varian fiscal year (September 30, 2011), Applied will honor this commitment.

How will annual merit increases be treated at the end of FY11?

Until the transaction is closed, Varian remains a separate company and will continue “business as usual” with its scheduled processes. Varian and Applied share a similar merit review cycle, so we would anticipate the timing of the review process to be relatively unchanged following close.

What will happen to my unused Paid Personal Leave time?

In general, accrued, unused paid personal leave is carried forward to ensure employees are able to take advantage of paid time off. After close, we will determine the most appropriate solutions to transition to the Applied leave programs.

Will the existing Varian U.S. medical plan options continue?

Assuming close happens before the end of calendar year 2011, we will not be making any changes to the current medical plan. As we begin to plan for calendar year 2012 benefit offerings, we will review all of our benefit plans and communicate any updates or changes at that time.

What happens to the Wellness Clinic?	We do not anticipate any changes upon close as Applied has a similar commitment to employee wellness and good health.

Are there any rules about trading stock prior to close?

You may sell or exercise your Varian equity according to the same rules and procedures currently in place up to the close, including not trading based on any material, non-public information. Any vested shares or stock options can be sold or exercised. Those employees who are prohibited from trading shares during a quarterly blackout period will continue to be subject to the same restrictions.

What happens to existing U.S. 401(k) Plan loans?	Upon close, you will continue to make your 401(k) loan payments as you do today.

What are the details of Applied’s policies on time off?

Applied has several policies and pay practices in place that align with Varian’s. As part of our integration planning, we will review which similarities and differences exist and after close make necessary changes so we have consistent policies and practices throughout the company. At this time, no decisions have been made as we are still early in the integration planning process.

Question	Answer
What are the details of Applied’s policy on charitable matching gifts?

Applied has several policies and practices in place that align with Varian’s. As part of our integration planning, we will review which similarities and differences exist and after close make necessary changes so we have consistent policies and practices throughout the company. At this time, no decisions have been made as we are still early in the integration planning process.

What are the details of Applied’s business travel policy?

Applied has several policies and practices in place that align with Varian’s. As part of our integration planning, we will review which similarities and differences exist and after close make necessary changes so we have consistent policies and practices throughout the company. At this time, no decisions have been made as we are still early in the integration planning process.

What are the details of Applied’s policies on overtime and work hours?

Applied has several policies and pay practices in place that align with Varian’s. As part of our integration planning, we will review which similarities and differences exist and after close make necessary changes so we have consistent policies and practices throughout the company. At this time, no decisions have been made as we are still early in the integration planning process.

What are the details of Applied’s tuition reimbursement program?	Applied has a tuition reimbursement benefit program similar to Varian’s. Specific details will come at a later date.

Are the planned Varian training activities for 2011 still being held?	At this time, Varian is operating “business as usual” and there are no changes to any existing training plans.

I am an employee outside the U.S., what happens to my existing employment contract with Varian?

Following close, Varian’s existing legal entities will continue and Varian employment agreements—in those countries where they exist now—will remain in place.  As part of the integration planning process, we will review all employment terms and conditions to determine differences in the policies practiced at Varian and Applied. The goal following close will be to harmonize employment terms and conditions between the two companies to enable us to operate as one company with consistent policies and practices. If changes need to be made, it will be after thorough review and appropriate consultation and in accordance with local labor laws.

Have plans for Varian’s three warehouses already been considered?

Specific plans for Varian’s real estate holdings will be part of the integration team’s discussions and investigation. As a reminder, the integration team consists of representatives from both Applied and Varian who will be working together for a successful integration of our companies after the close.

Can you tell us about the plans for each Varian office location or if relocations will be needed after the close?

Discussions regarding specific plans for offices and/or the need for relocations will be part of the discussion and investigation the integration team is working on together. Final decisions will be announced after the acquisition is completed and the team has developed its plans. For now, we expect that most employees will remain in their current location. As a reminder, the integration team consists of representatives from both Applied and Varian who will be working together for a successful integration of our companies after the close.

Question	Answer
Will the SAP ECC 6 upgrade and SAP Business Warehouse implementation proceed?

Varian will continue to operate as a separate company until the close, so it should be “business as usual” at this time. Decisions regarding the post-close plans for these initiatives and alignment with Applied Materials systems (SAP and BW roadmaps) will be discussed in detail by the functional integration planning team.

Will the order processes remain on the SAP platform?

Varian will continue to operate as separate entity until the close, and its order processes will remain on SAP. Decisions regarding integration of Varian Capital Equipment and Spares & Services order processing with Applied’s processes will be discussed in detail by the integration planning team and a post-close transition plan, if needed, will be developed.

What will happen to my group, team or organization?

The functional integration teams, which are comprised of employees from both Varian and Applied, will be discussing team and organizational topics to determine the best plans to support our combined business success. The plan will be communicated when details are worked out.  For the most part, we expect changes to be minimal and most employees will continue to report to their same manager.

Why did Varian want to sell the company to Applied Materials? Why is this good for employees?

Varian’s products complement Applied’s Silicon Systems Group’s suite of products in areas of transistor, interconnect, and wafer level packaging and patterning. The synergies between the two company’s product lines will enable more dynamic customer solutions and comes at a time when ever-greater collaboration is needed. In order to maintain the strengths that have made Varian a successful company, after the close, it will be a key business unit within SSG. We believe by joining with Applied Materials, we will accelerate the achievement of our growth objectives and provide employees greater opportunities for their own growth and careers.

What is the integration plan?

Varian will continue to operate as a separate company until the close. However, during the period in which we are waiting for the regulatory and stockholder approvals, there are functional integration teams beginning discussions to understand the similarities and differences in the ways the two companies do business today and evaluate best practices going forward. Integration is expected to take 12 months or more after the close.

When the benefit plans are decided, will we receive a comparison of medical plan options?	A specific approach has not been determined, but you will receive information that will help you understand the health plan options and make the best choice for you and your family.

How will tuition reimbursement be handled if an employee is enrolled in a course at the time of close?

We will honor any enrollments which had been approved through the Varian Tuition Reimbursement Program. Applied has a similar tuition reimbursement benefit program and it is likely that individuals will be able to continue their education program after the companies are joined. Specific details will come at a later date.

Is the merger and associated changes in benefits considered a “Qualifying Event” if I decide to switch to my spouse’s insurance plan?

The close of the merger is not considered a “Qualifying Event” as employees will continue to be covered under the Varian benefit programs through the end of this calendar year. At open enrollment this fall, you’ll have an opportunity to choose from the plans offered or switch to a spouse’s plan with a coverage effective date of January 1.

Will the US payroll cycle be weekly, bi-weekly or monthly?	Like Varian, the US payroll cycle at Applied is bi-weekly.